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                                        EXHIBIT 10.18


          THE UNITED ILLUMINATING COMPANY
              1990 STOCK OPTION PLAN

(as adopted January 22, 1990 and as amended
December 20, 1993, January 24, 1994 and August 22, 1994)



1.  Purpose
    -------

     The purpose of The United Illuminating Company 1990
Stock Option Plan ("the Plan") is to promote the profitability of The United Illuminating Company ("the
Company") and its Subsidiaries by providing certain key employees with incentives to contribute to the success of the Company and by enabling the Company to attract, retain and reward the best available managerial employees. The
Plan shall be effective on January 22, 1990 (the "Effective
Date"). On and after the Effective Date, the Administrator shall have the authority to grant Nonqualified Stock
Options, Incentive Stock Options and Stock Appreciation
Rights in accordance with the terms of the Plan.

     For purposes of the Plan, the term "Incentive Stock Option" shall have the meaning set forth in 422A of the Internal Revenue Code of 1986, as amended ("the Code"); a "Nonqualified Stock Option" shall be any option to purchase from the Company a share of its no par value common stock other than an Incentive Stock Option; "Stock Options" shall refer collectively to Incentive Stock Options and Nonqualified Stock Options; and "SARs" shall refer to Stock Appreciation Rights granted in connection with Stock Options. The term "Subsidiary" or "Subsidiaries" shall mean one or more corporations, a majority of the outstanding shares of voting stock of which is owned directly or indirectly by the Company.

2.  Administration.
    --------------

     The Plan shall be administered by the Company's Board of Directors, as it may be constituted from time to time, excluding any member of said Board who is, or within twelve
(12) months prior to the exercise of any discretion under this Plan has been, eligible to receive an allocation of any class of stock of the Company or a grant of Stock Options or SARs under the Plan or any other plan of the Company or its Subsidiaries ("the Administrator"). The Administrator is authorized to interpret the Plan in accordance with its terms and may, from time to time, prescribe, adopt, amend and rescind any rules and regulations it deems appropriate for the administration of the Plan and for the continued qualification under the Code of any Incentive Stock Options issued hereunder. Decisions of the Administrator on all matters relating to the Plan shall be conclusive and binding on the Company, its shareholders and Plan participants. The validity, construction and effect of the Plan, and any rules and regulations relating thereto, shall be determined in accordance with the laws of Connecticut and applicable federal law.

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3.  Shares Available For the Plan.
    -----------------------------

     Subject to the adjustments prescribed in Section 6, a maximum of seven hundred and fifty thousand (750,000) shares of no par value common stock of the Company ("Common Stock") may be purchased pursuant to the Plan. Such shares may be either authorized but unissued shares or treasury shares, in the discretion of the Company. If any Stock Option granted under the Plan expires or terminates unexercised or, for any reason other than the exercise of a related SAR, becomes unexercisable, the unpurchased shares represented by such Stock Option shall thereafter be available for further grants under the Plan.

4.  Participation.
    -------------

     (a) The Administrator shall, from time to time, select those officers and key full-time employees of the Company to whom Stock Options shall be granted ("Optionees"), and shall determine (i) the number of Stock Options to be granted to each such individual, (ii) whether such Stock Options shall be Nonqualified or Incentive Stock Options, or some combination thereof, (iii) the periods within which such Stock Options shall be exercisable, and (iv) whether such Stock Options will have tandem SARs. A grant of Stock Options or SARs at any time shall neither guarantee nor preclude a grant to such Optionee at any later time.

     (b) Participation in the Plan shall be limited to those officers and key full-time employees of the Company selected by the Administrator in its sole discretion. Nothing in the Plan or in any Stock Option or SAR granted shall confer any right on an employee to continue in the employ of the Company or shall interfere in any way with the right of the Company to terminate an employee's employment at any time.

     (c) Directors who are also full-time employees of the Company shall be eligible to receive Stock Options and SARS under the Plan. Directors who are not so employed shall be ineligible to receive grants of Stock Options or SARS under the Plan and all Directors comprising the Plan Administrator shall be ineligible to receive Stock Options or SARS under the Plan.

5.  Terms and Conditions of Options.
    -------------------------------

     The Stock Options granted shall be subject to the following terms and conditions:

     (a) EXERCISE PRICE OF STOCK OPTIONS. Regardless of whether the Stock Option granted is a Nonqualified or Incentive Stock Option, the purchase price per share deliverable upon the exercise of each Stock Option shall not be less than 100% of the Fair Market Value of shares of Common Stock on the date the Stock Option is granted. In the case of the grant of any Incentive Stock Option to an Optionee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the option exercise price per share shall not be less than 110% of the Fair Market Value of shares of Common Stock on the date the Stock Option is granted. "Fair Market Value" shall be the average of the high and low sales price of shares of Common Stock on the New York Stock Exchange composite tape, or such other recognized market source as may be designated by the Administrator from time to time, on the date the Stock Option is

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granted.  If there is no sale on such date, then such
average price on the last previous day on which a sale is reported shall govern.

     (b) PAYMENT. Stock Options may be exercised only upon payment of the exercise price thereof in full. Such payment shall be made in cash or by check, or, subject to obtaining the consent of the holders of a majority of the total par value of the then outstanding preferred stock of the Company, in shares of Common Stock having a Fair Market Value on the date the Stock Option is exercised equal to the aggregate exercise price of the Stock Options being exercised, or any combination of cash or check and such shares.

     (c) TERM AND EXERCISABILITY OF STOCK OPTIONS.  The
Administrator shall determine the period within which each Stock Option granted shall be exercisable and may provide that a number of Stock Options shall become exercisable in installments; provided, however, that

            (i) except as provided in subsection (d)(iv) of this Section 5, in no event shall any Stock Option be exercisable less than one year, or more than ten years, from the date it is granted;

           (ii) except as provided in subsection (d)(iv) of this Section 5, no more than one-third of the number of Stock Options granted to an Optionee on any date may first become exercisable in any twelve-month period;

          (iii) in the case of the grant of an Incentive
     Stock Option to an Optionee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, in no event shall such Stock Option be exercisable more than five years from the date of the grant;

           (iv) in the case of Incentive Stock Options, except as provided in subsection (d)(iv) of this
     Section 5, the number of Stock Options granted to an Optionee on any date which may first become exercisable in any calendar year shall be limited to $100,000 divided by the exercise price per Stock Option, as determined in accordance with Section 422A(d) of the Code and regulations issued thereunder;

            (v) an Optionee may exercise Stock Options only in quantities of 500 or more shares, unless the number of shares subject to Stock Options exercisable by the Optionee is less than 500, in which event the Optionee may exercise all, but not less than all, of such exercisable Stock Options; and

           (vi) no Stock Option shall be exercisable unless and until the Connecticut Department of Public Utility
     Control has approved the issuance of shares of Company
     Common Stock pursuant to the Plan.

     Except as otherwise provided in subsection (d) of this
Section 5, an Optionee may exercise a Stock Option only (i) if he or she is, and has continuously been since the date the Stock Option was granted, a full-time employee of the Company or one of its Subsidiaries, and (ii) if such Stock Option was granted in tandem with a dividend equivalent unit under the Company's 1993 Stock Option

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Dividend Equivalent Program, the Company's Board of
Directors has confirmed the dividend equivalent performance results for the related dividend equivalent Performance
Period.

     Prior to the exercise of a Stock Option and delivery of the Common Stock shares purchased thereby, the Optionee shall have no right to dividends nor be entitled to voting or any other rights on account of such Stock Option.

     (d) EXERCISABILITY OF OPTIONS UNDER CERTAIN EVENTS.
Upon the termination of an Optionee's full-time employment, whether as a result of retirement, death, disability, or voluntary or involuntary termination, all of the Optionee's
Stock Options which are not then exercisable shall automatically expire. An Optionee shall be considered
"retired" or "disabled" for purposes of the Plan if he or she is entitled to a service pension, disability pension, disability benefit or disability allowance under the Company's pension or disability plan.

            (i) UPON DEATH. If an Optionee's full-time employment is terminated by death, such Optionee's legal representative or successor by bequest or the laws of descent and distribution (each a "Successor in Interest") may exercise, in whole or in part, Stock
     Options exercisable by such Optionee immediately prior to his or her death, from time to time within one year after such Optionee's date of death.

           (ii) UPON RETIREMENT, OR TERMINATION DUE TO
     DISABILITY. If an Optionee's full-time employment is terminated due to retirement or disability, such Optionee, or his or her guardian or Successor in Interest, may exercise, in whole or in part: (A) Nonqualified Stock Options exercisable by such Optionee on the date of termination of his or her full-time employment, from time to time within three years after such date; and (B) Incentive Stock Options exercisable by such Optionee on the date of his or her retirement, from time to time within three months after such date; and (C) Incentive Stock Options exercisable by such Optionee on the date of his or her disability, from time to time within one year after such date.

          (iii) UPON VOLUNTARY OR INVOLUNTARY TERMINATION OF SERVICE. Upon a voluntary or involuntary termination of full-time employment due to any cause other than the death, retirement, disability or termination in connection with an Optionee's acceptance of full-time employment by another business entity, such Optionee, or his or her Successor in Interest, may exercise, in whole or in part: (A) Nonqualified Stock Options exercisable by such Optionee on the date of termination of his or her full-time employment, from time to time within five months after such date; and (B) Incentive Stock Options exercisable by such Optionee on such date, from time to time within three months after such date; provided, however, that if an Optionee is terminated for cause (as determined by the Administrator), or if an Optionee, at any time after his or her voluntary or involuntary termination of full-time employment, engages in any occupation or business that, in the opinion of the Administrator, is a competitor of the Company or any of its Subsidiaries, all of such Optionee's unexercised Stock Options (and any tandem SARs) may be canceled by the Administrator.

           (iv) UPON A CHANGE OF CONTROL. In the event of a change of control of the Company, all Stock Options and any tandem SARs which have been granted and have not expired or been

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     exercised shall become immediately exercisable.  Change
     in Control of the Company shall mean any of the following events:

                    (A) any merger or consolidation of the
          Company with any corporate shareholder or group of corporate shareholders holding twenty-five percent (.25) or more of the Common Stock of the Company or with any other corporation or group of corporations which is or after such merger or consolidation would be affiliated with a shareholder owning at least twenty-five percent (.25) of the Common Stock of the Company; or

                    (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with any shareholder or group of shareholders holding twenty-five percent (.25) or more of the Common Stock of the Company, or any affiliate of such shareholder or group of shareholders, of any assets of the Company having an aggregate fair market value of $50 million or more; or

                    (C) the issuance or sale by the Company
          of any securities of the Company to any
          shareholder or group of shareholders holding twenty-five percent (.25) or more of the Common Stock of the Company, or to any affiliate of such shareholder or group of shareholders, in exchange for cash, securities or other consideration having an aggregate fair market value of $50 million or more; or

                    (D) the implementation of any plan or
          proposal for the liquidation or dissolution of the Company proposed by or on behalf of any shareholder or group of shareholders owning at least twenty-five percent (.25) of the Common Stock of the Company, or any affiliate of such shareholder or group of shareholders; or

                    (E) any reclassification of securities
          (including a reverse stock split), or
          recapitalization of the Company or any other transaction which has the effect, directly or indirectly, of increasing the proportionate share of outstanding shares of any class of equity securities, or securities convertible into any equity securities, of the Company, which is directly or indirectly owned by a shareholder or group of shareholders owning at least twenty-five percent (.25) of the Common Stock of the Company, or any affiliate of such shareholder or group of shareholders.

     The Administrator may, from time to time, by the affirmative vote of not less than a majority of the entire membership of the Administrator, modify the phrase "twenty-five percent (.25)" in one or more of the foregoing subsections (A), (B), (C), (D) and/or (E) to a lesser percentage, but not less than twenty percent (.20).

Transfer from the Company to a Subsidiary, from a Subsidiary to the Company, and from one Subsidiary to another shall not be considered a termination of employment. Nor shall it be considered a termination of employment if an Optionee is placed on a military or sick leave or such other leave of absence which is considered as continuing intact the employment relationship; in such a case, the employment relationship shall be continued until the date when an employee's right to reemployment shall no longer be guaranteed either by law or by contract.

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     (e) TRANSFERABILITY.  No Stock Option or SAR shall be
transferable by the grantee otherwise than by will or the laws of descent and distribution. During the lifetime of the grantee, a Stock Option or SAR may be exercised only by the grantee or the grantee's guardian or legal representative, and Incentive Stock Options may be exercised by such guardian or legal representative only if permitted by Section 422A and related sections of the Code and any regulations promulgated thereunder.

     (f) LISTING, REGISTRATION AND/OR APPROVALS. Each Stock Option granted shall be subject to the requirement that if at any time the Administrator determines it is necessary or desirable to list, register or qualify any shares of Common Stock subject to such Option upon any securities exchange or under any state or federal law, or to obtain the consent or approval of any governmental regulatory body as a condition of, or in connection with, the granting of such Stock Option or the issue or purchase of shares of Common Stock thereunder, no such Option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Administrator.

     (g) OPTION AGREEMENT.  Each person to whom a Stock
Option or SAR is granted shall, as a condition to the receipt thereof, enter into an agreement with the Company, which shall contain such provisions, consistent with the provisions of the Plan, as may be prescribed by the Administrator.

6.   Adjustments.
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     In the event of a reorganization, recapitalization,
stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Administrator shall make such adjustments as it deems appropriate in the number and kind of shares which may be purchased pursuant to the Plan, in the number and kind of shares covered by the Stock Options granted and in the exercise price of outstanding Stock Options. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation, all Stock Options and SARs granted hereunder and outstanding on the date of such event shall be assumed by the surviving or continuing corporation.

7.   Terms and Conditions of Stock Appreciation Rights.
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     The Administrator shall have the authority to grant
SARs in connection with the Stock Options under the Plan, provided that such SARs shall be exercisable only (i) if the grantee is a person subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934 with respect to purchases and sales of Common Stock at the time of exercise, or (ii) in the event of a Change in Control of the Company. The exercise of a Stock Option shall result in an immediate forfeiture of any tandem SAR, and the exercise of a SAR shall cause an immediate forfeiture of its tandem Stock Option. A SAR shall expire at the same time as its tandem Stock Option expires and shall be transferable only when and to the extent that its tandem Stock Option is transferable, and under the same conditions.

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8.   Exercise of Stock Appreciation Rights.
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     (a)  SARs shall be exercisable only when the tandem
Stock Option is exercisable. No SAR may be exercised unless the Fair Market Value of a share of Common Stock on the date of exercise exceeds the exercise price of the tandem Stock Option.

     (b) Upon the exercise of SARs in all events other than a Change in Control of the Company, the grantee shall be entitled to receive that number of whole shares of Common Stock (disregarding fractional shares) as nearly as possible having an aggregate Fair Market Value on the date of exercise equal to the difference between the Fair Market Value of a share of Common Stock on that date and the exercise price of the exercised SAR's tandem Stock Option, multiplied by the number of SARs exercised. Upon the exercise of a SAR in the event of a Change in Control of the Company, the grantee shall be entitled to receive a cash payment equal to the difference between the highest Fair Market Value of a share of Common Stock on any day within the sixty days preceding the date of the Change in Control and the exercise price of the SAR's tandem Stock Option.

     (c) The provisions of this subsection (c) shall apply to SAR grantees who are or who hereafter may be subject to
Section 16(b) of the Securities Exchange Act of 1934. No SAR may be exercised for cash in complete or partial settlement of such right unless such exercise shall occur during a period beginning on the third business day following the date of release for publication by the Company of quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date. No SAR may be exercised for cash in complete or partial settlement of such right during the first six months of its term, except in the event that the death or disability of the grantee occurs prior to the expiration of such six-month period.

9.   Tax Withholding.
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     The Company shall have the right to require a payment
in cash or by check from the grantee of a Stock Option or SAR upon the exercise thereof, to cover any applicable withholding or other employment taxes due as a result of such exercise. In addition, the Company may withhold, in partial or total satisfaction of its tax withholding obligation, from delivery upon the exercise of a Stock Option or SAR, such number of shares of Common Stock as have a Fair Market Value on the exercise date equal as nearly as possible to the amount of such obligation.

10.  Termination and Modification of the Plan.
     ----------------------------------------

     The Board of Directors, without approval of the shareholders of the Company, may modify or terminate the Plan and from time to time may suspend, and if suspended, may reinstate any or all of the provisions of the Plan, except that no such modification or termination of the Plan may, without the consent of an Optionee, alter or impair any Stock Option previously granted under the Plan and that no modification shall become effective without prior approval of the Common Stock shareholders of the Company which would:
(a) increase (except in the case of a readjustment of the Common Stock or a recapitalization) the maximum number of shares for which Stock Options may be granted under the Plan; (b) reduce the option price which may be established under the Plan; (c) extend the maximum option term under the Plan beyond ten years, or (d) change the Plan's eligibility requirements. The Compensation and Executive Development Committee of the Board of Directors of the Company,

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excluding any member of such Committee who is, or within the twelve months prior to his appointment to such Committee has been, eligible to receive a grant of a Stock Option hereunder, shall be authorized to make minor or administrative modifications to the Plan and modifications to the Plan which may be dictated by requirements of federal or state statutes applicable to the Company or authorized or made desirable by such statutes. Unless previously terminated, the Plan shall terminate on January 21, 2000.

11.  Effective Date.
     --------------

     The effective date of the Plan shall be January 22, 1990; provided, however, that if the Plan is not approved by the shareholders of the Company on or before January 21, 1991, the Plan and any and all Stock Options and SARs granted thereunder shall be and become null and void, and of no effect, on January 22, 1991.

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